OPTION TO EXERCISE OIL & GAS LEASE

STATE OF NEW MEXICO	)
)
COUNTY OF BERNALILLO	)

     THIS AGREEMENT, entered into this the_______ day of ________________ ,2002, by and between WESTLAND DEVELOPMENT CO., INC., a New Mexico Corporation, whose address is 401 Coors Blvd., N.W., Albuquerque, NM 87121, (hereinafter called "Optionor" or "Lessor") and SUNVALLEY ENERGY CORPORATION, a New Mexico Corporation, whose address is P.O. Box 1000, Roswell, NM 88202-1000, (hereinafter called "Optionee" or "Lessee").

     WHEREAS, under date of June 6th 2000, Lessor delivered to Lessee, an Oil & Gas Lease (the "Initial Lease") as recorded in Book A6 at Page 7854, and subsequently amended by Partial Release and Amended Oil & Gas Lease, as recorded in Book A21 at Page 5985, of the Bernalillo County, New Mexico records covering certain lands located in Bernalillo County, New Mexico containing 6,256.00 acres, more or less, as described on the amended Exhibit "A" to said Initial Lease.

     AND WHEREAS, Optionee, under the terms and provisions hereinafter set out, desires to secure an exclusive option to acquire an oil & gas lease ("Option Lease") on all or any portion of the following described land located in Bernalillo County, New Mexico, to-wit:

SEE EXHIBIT "A" ATTACHED HERETO AND MADE A PART HEREOF

     NOW THEREFORE, Optionor, for the sum of Two Dollars ($2.00) per net mineral acre of land described on Exhibit "A" hereto, does hereby grant and convey unto Optionee, for a period of two (2) years from the date first above mentioned, the exclusive right and privilege of acquiring an Option Lease on all or a portion of said lands, together with all rights and privileges necessary, useful, and/or convenient in connection therewith. Said Option Lease shall be in the same form as the Initial Lease referenced above. This option may be exercised, at Optionee's discretion, at any time prior to the expiration of this Agreement, by giving written notice to Optionor designating the specific acreage to be included in said Option Lease. Said Option Lease shall become effective on the date Optionee elects to exercise this option and shall remain in force and effect for a term concurrent with that of the Initial Lease.

     Upon receipt of notice and selection of acreage, Optionor shall execute and deliver unto Optionee an Option Lease of similar terms and conditions to the form of the Initial Lease; provided, however, all reference to royalties to be paid to Lessor under the Option Lease shall be revised to reflect a fifteen percent (15%) royalty payment. Furthermore, all annual delay rental payments provided for in said Option Lease shall be calculated on the same basis and rate as contained in the Initial Lease. Upon approval of title as hereinafter provided, Optionee shall pay to Optionor a cash bonus consideration of Twenty Three Dollars ($23.00) per net mineral acre of land to be leased, subject to the terms and conditions of said Option Lease as stated therein. Optionee shall have thirty (30) days from the date the lease option is exercised to have its agents examine title. Optionor's title and leasing rights shall be subject to approval by Optionee's agents and the bonus consideration shall be due and payable on or before the end of such thirty (30) day period, subject to approval of title. In the event Optionor owns an abstract of title, Optionor agrees to supply Optionee a copy of the said abstract.

     Any notice given to either party must be in writing and sent to the above address of each party. All of the covenants, obligations, and considerations of this Agreement shall extend to and be binding upon the parties hereto, their heirs, successors, assigns, and successive assigns. Optionee will not assign this Agreement, in whole or in part, without the prior written consent of the Optionor, said consent will not be unreasonably withheld.

     Optionor hereby agrees, during the term of this Agreement, not to enter into any oil, gas and mineral lease or agreement to lease the lands described on Exhibit "A" with a third party which could in any way diminish the net mineral interest available to Optionee as of the date of this Agreement.

IN WITNESS WHEREOF, this instrument is executed on the date first above written.

Westland Development Co., Inc.		Sun Valley Energy Corporation

By: Barbara Page, President and CEO		By: Phelps Anderson, President

State of New Mexico	}{

County of Bernalillo	}{	CORPORATION ACKNOWLEDGMENT

County of Bernalillo	}{

     The foregoing instrument was acknowledged before me this ______day of_________________2002 by Barbara Page, President and CEO of Westland Development Co., Inc., a New Mexico corporation on behalf of said corporation.

My Commission Expires_________, 20_______		____________________________ Notary Public

State of New Mexico	}{

County of Chaves	}{	CORPORATION ACKNOWLEDGMENT

     The foregoing instrument was acknowledged before me this _______day of_______________ 2002 by Phelps Anderson, President of Sun Valley Energy Corporation, a New Mexico corporation on behalf of said corporation.

My Commission Expires________ , 20______	____________________________ Notary Public

EXHIBIT "A"

Attached to and made a part of that certain Option to Exercise Oil & Gas Lease between Westland Development Co., Inc., as Grantor, and SunValley Energy Corporation, as Grantee, dated _______________________, 2002.

All of the following lands, except for any lands described below not quieted in that certain Quiet Title Suit No. 8-76-03865, located within the Town of Atrisco Grant, Bernalillo County, New Mexico:

Township 9 North, Range 1 East, N.M.P.M	Net Mineral Acres

Section 5: W/2
Section 6 & 7: That certain tract of land located in Sec 6 & 7 of T-9-N, R-1-E containing 201.01 acres, more or less, being bounded now or formerly as follows: North by North line of Section 6; East by East line of Section 6 and; South by South line of  Town of Atrisco Grant; and West by lands or Viola Singletary etal.

320.00 201.01

Township 10 North, Range 1 East N.M.P.M Section 3: W/2 of the South part located within the
Town of Atrisco Grant.	191.44
Section 4: South part located within the Town of
Atrisco Grant.	382.21
Section 5: South part located within the town of
Atrisco Grant.	380.88
Section 31: That certain tract of land located in the Southeast part of Sec. 31 comprising 27.00 acres, more or less, as delineated in that certain Plat of Survey of Westland Development Co, - South Tract.	27.00
Section 32: That certain tract of land located in the South part of Sec. 32 comprising 206.00 acres, more or Less, as delineated in that certain Plat of Survey of Westland Development Co. – South Tract	206.00
1708.54 Total

END OF EXHIBIT "A"

MEMORANDUM OF OPTION TO EXERCISE OIL & GAS LEASE

STATE OF NEW MEXICO	)
)
COUNTY OF BERNALILLO	)	KNOW ALL MEN BY THESE PRESENTS:

     This Memorandum shall serve notice to all third parties that WESTLAND DEVELOPMENT CO., INC., a New Mexico Corporation, whose address is 401 Coors Blvd., N.W., Albuquerque, NM 87121, (hereinafter called "Optionor") has entered into a Option to Exercise Oil & Gas Lease agreement (the "Agreement") dated______________________________________, with SUNVALLEY ENERGY CORPORATION, a New Mexico Corporation, whose address is P.O. Box 1000, Roswell, NM 88202-1000, (hereinafter called "Optionee"), which Agreement covers and includes those certain lands situated in Bernalillo County, New Mexico, being more particularly described in Exhibit "A", which said Exhibit "A" is incorporated herein and made a part hereof for all purposes by reference.

     The Agreement provides, in part, for: (1) Optionee to be granted the exclusive right to obtain an oil & gas lease on all or a portion of the Exhibit "A" lands during the two (2) year Option Period stipulated in the Agreement; (2) the Option Period shall commence on the date of the Agreement; and, (3) the Agreement is subject to various terms, conditions and provisions, all of which have been agreed by and between Optionor and Optionee, as set forth in the Agreement.

     IN WITNESS WHEREOF, the parties to the Agreement, in consideration of the amounts stated in the Agreement, and other good and valuable consideration, and the benefits to be derived by the parties hereto in accordance with the terms and conditions of the-Agreement, have executed this Memorandum of Option to Exercise Oil & Gas Lease on the dates of their respective notarial acknowledgments.

     This instrument may be executed in any number of counterparts, all of which, when taken together, shall constitute one original instrument. For recording purposes Optionee may combine the pages containing Optionor's signatures and acknowledgments with the body and text of one counterpart hereof. '

Westland Development Co., Inc.	Sun Valley Energy Corporation

____________________________ By: Barbara Page, President and CEO	_______________________________ By: Phelps Anderson, President

State of New Mexico	}{
}{
County of Bernalillo	}{	CORPORATION ACKNOWLEDGMENT

     The foregoing instrument was acknowledged before me this _______day of _______________, 2002 by Barbara Page, President and CEO of Westland Development Co., Inc., a New Mexico corporation on behalf of said corporation.

My Commission Expires ________20_______	_________________________________ Notary Public

My Commission Expires ________20_______	_________________________________ Notary Public

State of New Mexico	}{
}{
County of Chaves	}{	CORPORATION ACKNOWLEDGMENT

     The foregoing instent      The foregoing instrument was acknowledged before me this ______day of ________________, 2002 by Phelps Anderson, President of SunValley Energy Corporation, a New Mexico corporation on behalf of said corporation.

My Commission Expires ________20_______         _________________________________
                                                                               Notar y Public